Exhibit 1.3

EXCHANGEABLE SENIOR NOTES PRICING AGREEMENT

CREDIT SUISSE SECURITIES (USA) LLC

GOLDMAN, SACHS & CO.

J.P. MORGAN SECURITIES INC.,

As Representatives of the several Underwriters named in Schedule I hereto,

March 31, 2009

Dear Sirs:

Ingersoll-Rand Global Holding Company Limited (the “Company”) proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement Standard Provisions dated as of March 31, 2009 (the “Underwriting Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II to this Pricing Agreement (the Securities so specified, the “Underwritten Securities”) and, at the option of the Underwriters, an additional amount of Securities specified in Schedule II to this Pricing Agreement if and to the extent that the Underwriters shall have exercised the option to purchase such additional amount of Securities as described below (the additional Securities so specified, the “Option Securities” and, together with the Underwritten Securities, the “Designated Securities”). The Designated Securities will be guaranteed (the “Guarantee”) to the extent and as provided in the Indenture. Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty with respect to the Prospectus in Section 2 and Section 3 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the address of the Representatives referred to in such Section 13 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission. Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the several Underwriters, and the Underwriters shall have the option to purchase, severally and not jointly, from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the Option Securities in an aggregate amount not greater than the maximum aggregate amount set forth on Schedule II hereto.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Underwriter shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Underwritten Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such amount increased as set forth in Section 11 of the Underwriting Agreement) bears to the aggregate amount of Underwritten Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for, which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 of the Underwriting Agreement). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, the Company and the Guarantor. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Guarantor for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

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Very truly yours,

INGERSOLL-RAND GLOBAL HOLDING COMPANY LIMITED, as Issuer

By:	/s/ David S. Kuhl

INGERSOLL-RAND COMPANY LIMITED, as Guarantor

By:	/s/ Barbara A. Santoro

By:	/s/ Patricia Nachtigal

Accepted as of the date hereof on behalf of each of the Underwriters:

CREDIT SUISSE SECURITIES (USA) LLC,

By:	/s/ Orlando Knauss
Name: Orlando Knauss
Title: Managing Director

GOLDMAN, SACHS & CO.,

By:	/s/ Goldman, Sachs & Co.
(GOLDMAN, SACHS & CO.)

J.P. MORGAN SECURITIES INC.,

By:	/s/ Michael O’Donovan
Name: Michael O’Donovan
Title: Managing Director

SCHEDULE I

TO THE EXCHANGEABLE SENIOR NOTES PRICING AGREEMENT

Underwriter	Principal Amount of Underwritten Securities to be Purchased
Credit Suisse	$100,000,000
Goldman, Sachs & Co.	$100,000,000
JPMorgan	$100,000,000
Total	$300,000,000

SCHEDULE II

TO THE EXCHANGEABLE SENIOR NOTES PRICING AGREEMENT

TITLE OF DESIGNATED SECURITIES:

4.50% Exchangeable Senior Notes due 2012

AGGREGATE PRINCIPAL AMOUNT OF UNDERWRITTEN SECURITIES:

U.S. $300,000,000

MAXIMUM AGGREGATE PRINCIPAL AMOUNT OF OPTION SECURITIES:

U.S. $45,000,000

MAXIMUM AGGREGATE PRINCIPAL AMOUNT OF DESIGNATED SECURITIES:

U.S. $345,000,000

PRICE TO PUBLIC:

100% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 6, 2009

PURCHASE PRICE BY UNDERWRITERS:

97.0% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 6, 2009

METHOD AND SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Same day funds; book-entry form

GUARANTOR:

Ingersoll-Rand Company Limited, a Bermuda company

INDENTURE:

Indenture, dated as of August 12, 2008, as supplemented, among the Company, the Guarantor and Wells Fargo Bank, N.A., as Trustee

APPLICABLE TIME:

4:30 P.M. New York City time on March 31, 2009

MATURITY:

April 15, 2012, subject to earlier repurchase or exchange

INTEREST RATE:

4.50%

INTEREST PAYMENT DATES:

April 15 and October 15 of each year, beginning on October 15, 2009

REDEMPTION PROVISIONS:

No provisions for redemption

EXCHANGE PROVISIONS:

Exchange rate of 55.7414

PUT PROVISIONS:

Fundamental change, put at 100%

SINKING FUND PROVISIONS:

No sinking fund provisions

TIME OF DELIVERY:

April 6, 2009

CLOSING LOCATION:

Offices of Cravath, Swaine & Moore LLP

Worldwide Plaza

825 Eighth Avenue

New York, NY 10019-7475

NAME AND ADDRESSES OF REPRESENTATIVE:

Designated Representatives:

Credit Suisse Securities (USA) LLC

Attn: Helena Willner

Eleven Madison Avenue

New York, NY 10010

Goldman, Sachs & Co.

Registration Department

85 Broad Street, 11th floor

New York, NY 10004

Fax: (212) 902-3000

Attn: Registration Department

J.P. Morgan Securities Inc.

Attention: Maria Sramek

270 Park Avenue

New York, NY 10017